Preliminary Offering Circular, Dated November 13, 2018

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GREENMO INC.

6930 Carroll Avenue Suite 432

Takoma Park, Maryland 20912

(888) 984-1518

Best Efforts Offering of up to 25,000,000 Shares of Common Stock

This is the initial public offering of securities of GreenMo Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”). We are offering up to twenty-five million (25,000,000) shares of the common stock at an offering price of $0.08 per share for aggregate maximum gross proceeds of two million dollars ($2,000,000). There is no minimum purchase amount. See “Securities Being Offered” beginning on page 27.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 3 for a discussion of certain risks that you should consider in connection with an investment in our securities.

This is our initial public offering, and no public market currently exists for our stock. The offering price may not reflect the market price of our stock after this offering. Our common stock is not listed for trading on any exchange or automated quotation system. We may, upon qualification, engage a market maker to apply for quotation on one of the tiers of the OTC Markets (an “OTC Market”). There can be no assurance that such an application for quotation will be approved.

The proposed sale will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. This offering will terminate upon the earlier to occur of: (i) the sale of all 25,000,000 shares being offered or (ii) 365 days after this offering statement is qualified by the SEC. The Company retains the right to terminate the offering at any time for any reason.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings and there is no minimum offering amount. We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Price to Public	Underwriting Discount and Commissions(1)	Proceeds to Issuer(2)	Proceeds to Other Persons
Per share	$0.08	$0.00	$0.08	$0.00
Total Maximum	$2,000,000	$0.00	$2,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after this offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [   ].

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

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SUMMARY

You should carefully read all information in this offering circular, including the financial statements and their explanatory notes, prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Nevada on October 15, 2014. Our principal office is located at 6930 Carroll Ave. Suite 432 Takoma Park, MD 20912.

Capitalization:	Our articles of incorporation provide for the issuance of up to 400,000,000 shares of common stock, par value $0.0001. As of the date of this offering circular, there are 200,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:	Our Chief Executive Officer and President is Neal Holtz. Our Vice President is Stanley Senders. Our board of directors consists of Mr. Holtz, Mr. Senders and Frank Balderamma. There are no other officers or directors of the Company. Mr. Holtz spends over 40 hours per week devoted to the affairs of the Company. Messrs. Senders and Balderamma devote less than 20 hours per week to the Company’s affairs.

Controlling Stockholders:	Mr. Holtz, our Chief Executive Officer, President and director, holds 186,128,000 shares of common stock. This represents 93% of our outstanding shares of common stock. As such, Mr. Holtz will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of this offering.

Going Concern:

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $191,315 and have had no revenues as of June 30, 2018. Our future is dependent upon our ability to obtain financing and upon future profitable operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Independence:	We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:

We are a technology-focused company with a unique patent-pending design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to design, manufacture and bring to market a high-quality phone utilizing our unique “eco-skeleton” design that allows us to customize each phone at the time of purchase and allow the customer to choose what they want their phone to look like and never have the need for an add-on case.

We are focused on leveraging our unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Historical Operations:	Since inception, our operations have consisted mostly of research and development of a unique “eco-skeleton” system for our proposed Smartphone. As of June 30, 2018, we have an accumulated deficit of $191,315.

Current Operations:	We are currently focused upon completing our prototype design for the handset, creating and engineering the specifications for the phone and developing marketing and sales strategies and sourcing the capital necessary to execute our business plan.

Growth Strategy:	We will seek to begin the engineering and production of our high-end premium Android Smartphone upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering

Class of Securities Offered:	Common Stock, par value $0.0001

No. of Shares being Sold in the Offering:	Up to 25,000,000 shares for a maximum offering amount of $2,000,000.

Offering Price:	The Company intends to offer the shares of common stock at a fixed price of $0.08 per share. There is no minimum purchase amount.

No. of Shares Outstanding:	As of the date of this offering circular, there are 200,000,000 shares of the Company’s common stock issued and outstanding.

No. of Shares after the Offering:	Assuming this offering is fully funded, there will be 225,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:	This offering will commence as soon as practicable after this offering statement has been qualified by the SEC and will terminate upon the earlier to occur of: (i) the sale of all 25,000,000 shares being offered or (ii) 365 days after this offering statement is qualified by the SEC. The Company retains the right to terminate the offering at any time for any reason.

Offering Cost:	We estimate our total offering registration costs to be $47,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our stockholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend to seek such a listing upon the qualification of this offering statement. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.

Best Efforts Offering:	We are offering shares on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

RISK FACTORS

Investing in our shares involves a significant degree of risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this offering circular. Each of these risk factors could materially adversely affect our business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The Company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risk Factors Relating to Our Business

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our product. If we do not address any of the foregoing risks successfully, our business will be harmed.

Our having generated no revenues from our business operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of June 30, 2018, we have generated no revenues and have an accumulated deficit of $191,315. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue in our business, but we hope to generate revenue and operate on a profitable basis in the future. As a result, we have incurred losses since our inception and even though we expect to see some operating revenue in the foreseeable future, losses and negative cash flow for the foreseeable future is a possibility.

We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, research and development, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with this offering. We expect to incur costs and expenses related to consulting costs, marketing and other promotional activities, hiring of personnel and the development of relationships with business partners. We anticipate our losses will continue to increase from current levels during our development stage.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures.

We may be unable to manufacture a CDMA phone and obtain permission from the independent agency to sell our phone which could limit our ability to compete in this industry.

There are two established formats, GSM and CDMA. The differences are highly technical, but from our perspective, GSM phones (those used by all carriers other than Verizon and Sprint, including both AT&T and T-Mobile) are easiest to bring to market. CDMA phones are the standard at Verizon and Sprint. They must have the requisite layered software as well as their operating system. We plan to initially manufacture a GSM phone. In order to sell a CDMA phone (a phone that can be used on the Verizon and Sprint networks), those carriers require review and testing of the phone’s architecture by an independent agency before our product can be granted permission to use their network. The goal of such testing is to ensure a phone’s reliability and strength of connection to their network. Provided the independent agency finds our phone’s do reliably connect to the networks at the level they require, access to the networks will be granted by the carriers. We intend to submit our phone for review and testing to be available on both carriers, however, there can be no assurances that we will obtain the requisite permission from the independent agency to sell our phone which may have a material adverse effect on our business or results of operations.

Our success largely depends on the successful development of our handset prototype, which is at an early stage.

We are currently focused upon completing our prototype design for the handset and creating and engineering the specifications for the phone. The success of our business depends substantially upon our ability to develop and commercialize our handsets successfully. Our research and development programs are prone to the significant and likely risks of failure inherent in product development. We intend to continue to invest most of our time and financial resources in our research and development programs.

Furthermore, we have not marketed, distributed or sold any products. Our success will, in addition to the factors discussed above, depend on the successful commercialization of our products, which may require: obtaining and maintaining commercial manufacturing arrangements with third-party manufacturers; or collaborating with contract sales organizations to market and sell our future products.

Many of these factors are beyond our control. We do not expect any of our products to be commercially available for several months. Accordingly, we do not anticipate generating revenues from the sale of products in the near- or medium-term.

We face risks associated with our engineering, prototyping, and production failures.

We anticipate large expenses at every stage of production of our Smartphone and none of those stages of engineering or production are safeguarded from failure. If we are unable to successfully implement any stage of our development we may face material financial losses.

We may have difficulty providing an adequate supply of wireless handsets to our distribution network.

We plan to enter into relationships with distributors and will depend on these relationships to distribute our wireless handsets. We may have difficulty providing our wireless handsets in a timely manner if:

●	Our distributors do not adequately project the need for wireless handsets and enter into arrangements with other manufacturers;

●	Our distributors give preference to other manufacturers;

●	There are restrictions or delays in our manufacturers’ ability to provide wireless handsets to our distributors; or

●	There is an adverse development in the relationship between any of our distributors and our manufacturers.

The occurrence of any of the foregoing could result in decrease in revenues.

We may rely on retailers for our product sales.

While we intend to sell our products direct to consumers, we also plan to rely in third party retailers to sell our products. Any factor affecting those retailers could negatively affect our performance.

Our industry is subject to intense competition in an environment of rapid technological change that could result in decreased demand or selling prices for our future products.

Our future products and technologies face significant competition. We expect competition to increase as our competitors expand their product offerings or reduce the prices of their products as part of a strategy to attract new business and/or customers, as new opportunities develop and as new competitors enter the industry. Competition in the wireless handset industry is affected by various factors that include, among others: device manufacturer concentrations and vertical integration; growth in demand, consumption and competition in certain geographic regions; government intervention and/or support of national industries and/or competitors; evolving industry standards and business models; evolving methods of transmission of voice and data communications; increasing data traffic and densification of wireless networks; convergence and aggregation of connectivity technologies (including Wi-Fi and LTE) in both devices and access points; consolidation of wireless technologies and infrastructure at the network edge; networking and connectivity trends (including cloud services); use of both licensed and unlicensed spectrum; the evolving nature of computing (including demand for always on, always connected capabilities); the speed of technological change (including the transition to smaller geometry process technologies); value-added features that drive selling prices as well as consumer demand for new 3G, 3G/4G multimode and 4G devices; turnkey, integrated products that incorporate hardware, software, user interface, applications and reference designs; scalability; and the ability of the system technology to meet customers’ immediate and future network requirements. We anticipate that additional competitors will introduce products as a result of growth opportunities in wireless handsets, the trend toward global expansion by foreign and domestic competitors, technological and public policy changes and relatively low barriers to entry in certain segments of the industry. Additionally, the wireless handset industry has experienced and may continue to experience consolidation, which could result in significant changes to the competitive landscape.

We expect that our future success will depend on, among other factors, our ability to:

●	Differentiate our wireless handsets from our competitors such as Apple, Motorola, HTC, LG and lesser known manufacturers;

●	Design, develop, manufacture and offer our wireless handsets as competitive cost and price points to effectively cover both emerging and developed geographic regions and all device tiers;

●	Design, develop, manufacture and offer a GSM phone initially and a CDMA phone in the future.

●	Design, develop, manufacture and create demand for our wireless handsets;

●	Become a leading designer and manufacturer of wireless handsets which are designed to provide an extra layer and measure of protection, be smaller, have more room to support a larger battery, and accommodate a larger camera aperture; and

●	Develop brand recognition to effectively compete against better known companies in this industry and to establish and deepen our presence in significant emerging geographic regions.

Competition in any and all product tiers may result in the loss of certain business or customers, which would negatively impact our future revenues, results of operations and cash flows. Such competition may also reduce average selling prices for our wireless handsets. Reductions in the average selling prices of our wireless handsets, without a corresponding increase in volumes, would negatively impact our revenues, and without corresponding decreases in average units, would negatively impact our margins.

Most of our competitors also have greater resources than we have and offer a wider range of products. Our competitors may also be able to respond more quickly to new or changing opportunities and demands and withstand changing market conditions better than we can.

Alternative technologies, changes in the regulatory environment and current uncertainties in the marketplace may reduce future demand for existing wireless handsets.

The wireless handset industry is experiencing significant technological change, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences.  We may not be able to respond to such changes and implement new technology on a timely basis, or at an acceptable cost. Competitors or manufacturers of wireless handsets may market products which have perceived or actual advantages over products that we market or which otherwise render those products obsolete or less marketable. Furthermore, if we do not adequately anticipate future technological changes, we may not establish appropriate supplier relationships or perform appropriate product development. These factors all pose significant risks to loss of future customers and decreased sales and profitability.

Customer concerns over radio frequency emissions may discourage use of wireless handsets or expose us to potential litigation.

In the past, media reports and certain professional studies have suggested that certain radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers.  Additionally, the Federal Communications Commission has in the past commenced rulemakings and inquiries that seek public comment on a variety of issues, including whether revisions to the existing radio frequency standards and testing requirements are warranted.  Any decrease in demand for wireless services, increases in the costs of litigation or damage awards resulting from substantiation of harm from such emissions could impair our financial condition and results of operations.

If we are unable to obtain and enforce patents to protect our unique design for the manufacturing and sale of our wireless handset, others could use our technology to compete with us, which could create undue competition and pricing pressures. There is no certainty that our pending or future patent applications will result in the issuance of patents or that any issued patents will be deemed enforceable.

The success of our business depends significantly on our ability to operate without infringing patents and other proprietary rights of others. If the technology that we use infringes a patent held by others, we could be sued for monetary damages by the patent holder or its licensee, or we could be prevented from continuing research, development, and commercialization of our product that relies on that technology, unless we are able to obtain a license to use the patent. The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be lower if the patent holder or any of its licensees is using the patent to develop or market a product with which our product would compete. If we could not obtain a necessary license, we would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in product development, or we could be forced to discontinue the development or marketing of any product that was developed using the technology covered by the patent.

On December 19, 2016, we filed patent application with the United States Patent and Trademark Office (Application No. 62/436,131) for protection of our unique multi-piece phone body or casing. However, as of the date of this offering circular, we have not received patent protection from the United States patent and Trademark Office. However, there is no assurance that our patent application that we have filed or that we may file in the future in the United States or abroad, will result in the issuance of patents.

Our success will depend in part on our ability to obtain our patent in the United States and in other countries. If we are unsuccessful in obtaining and enforcing patents, our competitors could use our technology and create products that compete with our product, without paying license fees or royalties to us.

The preparation, filing, and prosecution of patent applications can be costly and time consuming. Our limited financial resources may not permit us to pursue patent protection of our wireless handset throughout the world, even where we have legally binding patent protection and trade secret rights.

Even if we are able to obtain issued patents covering our wireless handset, we may have to incur substantial legal fees and other expenses to enforce our patent rights in order to protect our wireless handset from infringing uses. We may not have the financial resources to finance the litigation required to preserve our patent and trade secret rights.

The process of applying for and obtaining patents can be expensive and slow.

The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money. A patent interference proceeding may be instituted with the United States Patent and Trademark Office when more than one-person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent.

Our future patent, if obtained, may not protect our wireless handset from competition.

We might not be able to obtain any patents beyond those that have been issued by the United States Patent and Trademark Office, and any patents that we do obtain might not be comprehensive enough to provide us with meaningful patent protection. There will always be a risk that our competitors might be able to successfully challenge the validity or enforceability of any patent issued to us.

We may be unsuccessful in pursuing our international opportunities.

Our ability to pursue international opportunities to develop and expand our business in the future involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we may incur significant expenses before we generate any material revenue in these new markets

Any future international opportunities may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including wireless handset liability standards and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to pursue our international opportunities or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

Our business depends substantially on the experience, skill and continuing efforts of our board of directors, executive officers, and key employees and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers and directors such as Stanley Senders, Frank Balderamma, and especially our Chief Executive Officer, Neal Holtz. Mr. Holtz spends over 40 hours per week devoted to the affairs of the Company. Messrs. Senders and Balderamma devote less than 20 hours per week to the Company’s affairs. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.

Our future growth depends on our ability to develop and retain customers.

Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer products that meet customer demands. If we are unable to attract customers and/or retain customers, our business, results of operations and financial condition may be materially adversely affected.

We may not be able to manage future growth effectively.

If our business plan is successful, we may experience significant growth in a short period of time. Should we grow rapidly, our financial, management and operating resources may not expand sufficiently to adequately manage our growth. If we are unable to manage our growth, our costs may increase disproportionately, our future revenues may stop growing or decline and we may face dissatisfied customers. Our failure to manage our growth may adversely impact our business and the value of your investment.

There is a risk that our forecasts are not correct and you should not place undue reliance on forward-looking statements made in this offering circular.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Information provided concerning this offering and the Company’s business may contain forward-looking statements, which reflect management’s current view with respect to future events and the Company’s performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, and business operations. The Company operates in a highly competitive business environment. The Company’s business is and will continue to be affected by government regulation, economic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the ability to protect intellectual property rights. The Company’s actual results could differ materially from management’s expectations because of changes in such factors. Other factors and risks could also cause actual results to differ from those contained in forward-looking statements. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Adverse economic conditions in the United States and in our market area involving significantly reduced consumer spending could have a negative impact on our results of operations.

Our future customers include individual consumers and businesses. Any national economic weakness, restricted credit markets or high unemployment rates could depress consumer spending and harm our operating performance.  In addition, if our future customers are located in a relatively concentrated geographic area; therefore, any material adverse economic conditions that affect our geographic markets in particular could have a disproportionately negative impact on our results.

Unauthorized disclosure of confidential business and marketing or customer information, whether through a breach of our computer systems or those of our customers or third parties, may subject us to significant liability and reputational harm.

As part of our business and marketing efforts, we may collect, use and store customer, employee and third-party personally identifiable information (“PII”). This may include, among other information, names, addresses, phone numbers, email addresses, contact preferences, tax identification numbers and account information. We maintain systems including cyber security procedures designed to securely process, transmit and store confidential information (including PII) and protect against unauthorized access to such information. We also require our third-party vendors to have adequate security if they have access to PII. However, these risks have grown in recent years due to increased sophistication and activities of organized crime, hackers, terrorists and other external parties. Despite these security measures, our systems, and those of our customers and third-party vendors may be vulnerable in the future, to security breaches, phishing attacks, cyberattacks, acts of vandalism, information security breaches and computer viruses which could result in unauthorized access, misuse, loss or destruction of data, financial loss to us and/or our customers, an interruption in service or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of PII, whether by us or by our customers or third-party vendors, could severely damage our reputation, expose us to the risk of litigation and liability, disrupt our operations and have a materially adverse effect on our business. Future legislation and regulatory action regarding cyber security or PII could result in increased costs and compliance efforts.

We may become subject to lawsuits alleging medical risks associated with our wireless handsets, the cost of which could be substantial.

Lawsuits or claims have been filed or made against manufacturers of wireless handsets alleging possible medical risks, including brain cancer, associated with the electromagnetic fields emitted by wireless handsets. There has been research in this area, and this research has not been conclusive as to what effects, if any, exposure to electromagnetic fields emitted by wireless handsets has on human cells. Substantially all of our future revenues are expected to be derived, either directly or indirectly, from sales of wireless handsets. We may become subject to lawsuits filed by plaintiffs alleging various health risks from our products. If any future studies find possible health risks associated with the use of wireless handsets, or if any damages claimed against us or a business partner are successful, it could have a material adverse effect on our business. Even an unsubstantiated perception that health risks exist could adversely affect our ability or the ability of our customers to market wireless handsets.

Future product liability or product recall costs could adversely affect our business and financial performance.

We are subject to the risk of exposure to product liability and product recall claims if any of our future products are alleged to have resulted in injury to persons or damage to property. In the event that any of our products prove to be defective, we may need to recall and/or redesign such products. In addition, any claim or product recall that results in significant adverse publicity, particularly if those claims or recalls cause customers to question the safety or reliability of our products, may negatively affect our business, financial condition, or results of operations. In the future we may maintain product liability insurance, but this insurance may not be adequate to cover losses related to product liability claims brought against us. We may also be involved in certain class action and other litigation, for which no insurance is available. Product liability insurance could become more expensive and difficult to maintain and may not be available on commercially reasonable terms, if at all. In addition, we do not maintain any product recall insurance. Therefore, any product recalls we are required to initiate could have a material adverse impact on our operating results and/or cash flows.

Regulation by government and taxing agencies may increase our costs of providing service or require changes in services, either of which could impair our financial performance.

Our operations are subject to varying degrees of regulation by the Federal Communications Commission, the Federal Trade Commission, the Environmental Protection Agency and the Occupational Safety and Health Administration, as well as by state and local regulatory agencies and franchising authorities.  Action by these regulatory bodies could negatively affect our operations and our costs of doing business.  For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could increase income, sales, property or other tax costs.

Risk Factors Relating to Owning Our Securities

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if developed, will be sustained. We may upon qualification, engage a market maker to apply for quotation on an OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which regulates the market makers on OTC Markets; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on an OTC Market and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, if the Company’s common stock is eligible for quotation on an OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on a trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on an OTC Market, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 12,000,000 shares of our common stock held by non-affiliates and 188,000,000 shares held by affiliates that Rule 144 of the Securities Act defines as restricted securities. 25,000,000 newly issued shares are being qualified in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell in any 90-day period more than the greater of (i) one percent of the total issued and outstanding shares and (ii) the average weekly trading volume of such shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

This offering is being conducted on a self-underwritten “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $2,000,000 million maximum is not sold.

If you invest in the common stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our common stock on a self-underwritten “best efforts” basis without a minimum, and we can give no assurance that all of the offered common stock will be sold. If less than $2,000,000 million of common stock shares offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time.  Our board of directors has determined the offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

Since our officers and directors have substantial influence over our company, the rights of holders of the securities being offered may be materially limited, diluted, or qualified by the rights of other classes of securities and their interests may not be aligned with the interests of our stockholders.

Our officers and directors have significant control over stockholder matters, and the minority stockholders will have little or no control over our affairs. Our officers and directors will own approximately 53% of our outstanding common stock if all of the Shares offered herein are sold. The common shares offered for sale are exactly the same as the shares of common stock that are currently outstanding. Additionally, our CEO owns 93% of our outstanding shares of common stock. Accordingly, our officers and directors will have control over stockholder matters, such as election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. Furthermore, given the substantial equity interest of our Chief Executive Officer, he will be able to elect directors who may be in favor of higher executive compensation packages for himself and other officers of our Company than independent directors would be. As a result, the Company’s minority stockholders will have little or no control over our affairs.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock.  As of the date of this offering circular, the Company had 200,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 200,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We expect to use most of the net proceeds from this offering for working capital, business development, product development and capital expenditure. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them, subject to resale restrictions. There is no assurance that stockholders will be able to sell shares when desired.

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

DILUTION

If you purchase any of the shares offered by this offering circular, your ownership interest will be diluted to the extent of the difference between the initial offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial offering price per share is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding shares. As of June 30, 2018, our net tangible deficit was $101,656, or $0.00 per share. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 200,000,000, the number of shares outstanding at June 30, 2018.

The following table sets forth as of June 30, 2018, the number of shares purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.08 per share.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.08	$0.08	$0.08	$0.08
Post Offering Net Tangible Book Value	$366,844	$861,344	$1,356,344	$1,851,344
Post Offering Net Tangible Book Value Per Share	$0.00	$0.00	$0.01	$0.01
Pre-Offering Net Tangible Book Value Per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Stockholders	$0.00	$0.00	$0.01	$0.01
Dilution Per Share for Investors	$0.08	$0.08	$0.07	$0.07
Percentage Dilution Per Share for Investors	97.78%	94.93%	92.25%	89.71%

Capital Contribution by Investors	$500,000	$1,000,000	$1,500,000	$2,000,000
Capital Contribution by Existing Stockholders	$20,000	$20,000	$20,000	$20,000
% Contribution by Investors	100.00%	100.00%	99.72%	99.79%
% Contribution by Existing Stockholders	3.85%	1.96%	1.32%	0.99%
# of Shares After Offering Held by Investors	6,250,000	12,500,000	18,750,000	25,000,000
# of Shares After Offering Held by Existing Stockholders	200,000,000	200,000,000	200,000,000	200,000,000
Total Shares Issued and Outstanding	206,250,000	212,500,000	218,750,000	225,000,000
% of Shares – Investors After Offering	3.03%	5.88%	8.57%	11.11%
% of Shares - Existing Stockholders After Offering	96.97%	94.12%	91.43%	88.89%

Assuming that we sell the entire 25,000,000 shares offered, after giving effect to the sale of shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018, would have been $1,851,344, or $0.01 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in the as adjusted net tangible book value of approximately $0.07 per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for one (1) share of common stock.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering a maximum of 25,000,000 shares of common stock on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This offering circular permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Neal Holtz, the Company’s Chief Executive Officer, President and director. Mr. Holtz will be relying on the safe harbor in Rule 3a4-1 of the Exchange Act to sell the shares. No sales commission will be paid for shares sold by Mr. Holtz. Mr. Holtz is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Holtz primarily performs substantial duties on behalf of the Company otherwise than in connection with transactions in securities. Mr. Holtz has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Exchange Act.

The offering will terminate upon the earlier to occur of: (i) the sale of all 25,000,000 shares being offered or (ii) 365 days after this offering statement is qualified by the SEC. The Company retains the right to terminate the offering at any time for any reason.

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the Company.

USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $0.08, the net proceeds from the sale of the 25,000,000 shares in this offering will be approximately $1,953,000, after deducting the estimated offering expenses of approximately $47,000.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operation.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	6,250,000	12,500,000	18,750,000	25,000,000
Gross Proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000
Total Before Expenses	500,000	1,000,000	1,500,000	2,000,000

Offering Expenses
Legal & Accounting	25,000	25,000	25,000	25,000
Publishing/EDGAR	1,500	2,000	2,000	2,000
Transfer Agent	5,000	10,000	15,000	20,000
Total Offering Expenses	31,500	37,000	42,000	47,000

Amount of Offering Proceeds Available for Investment	468,500	963,000	1,458,000	1,953,000

Expenditures
Engineering and Prototyping	325,000	400,000	750,000	750,000
Marketing	-	150,000	250,000	500,000
Production and Inventory	-	150,000	150,000	250,000
Administrative and Corporate Expenses	75,000	150,000	175,000	250,000
Professional Fees	30,000	50,000	50,000	50,000
Repayment of loan and interest	6,800	6,800	6,800	6,800
Working Capital Reserves	32,700	56,200	76,200	146,200
Total Expenditures	468,500	963,000	1,458,000	1,953,000

Net Remaining Proceeds	$0	$0	$0	$0

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. See “Risk Factors—Risk Factors Relating to Owning Our Securities—We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.”

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. In no event will the Company use any of the proceeds of this offering to compensate or otherwise make payments to any of our officers or directors.

DESCRIPTION OF BUSINESS

Our Company

We are a technology-focused company with a unique patent-pending design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to design, manufacture and bring to market a high-quality phone utilizing our unique “eco-skeleton” design that allows us to customize each phone at the time of purchase and allow the customer to choose what they want their phone to look like and never have the need for an add-on case.

We are focused on leveraging its unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Our Product

Our product will be a fully functional wireless Smartphone that is designed with a protective “bumper band” that protects the screen from breaking when the phone is dropped on a hard surface. Electronic innovations have all but ended with Smartphones, so the means and ability to produce a competitive top-of-the-line handset are readily available in the marketplace. Ours will be the only one that includes all of the attributes and benefits of an add-on aftermarket protective case in the original OEM product design.

According to Statista (The Statistics Portal – Statistics and Studies from more than 22,500 sources), the number of Smartphone users in the U.S. in the year 2017 is estimated to be 224.3 million, with the number of Smartphone users worldwide forecast to exceed 2 billion users.  In the U.S., the percentage of phones using the Android operating system is estimated to be 46.47 as of August 2018, according to statcounter GlobalStats.  Worldwide, Android has a market share of 76.82%

According to the 2 leading manufacturers of cases for Smartphones, roughly 90% of all Smartphone buyers protect their phones with a case.  Our unique design eliminates the need for a case by building into the phone a screen bumper, non-slip materials and a choice of colors and materials.  All the reasons why Smartphone buyers put a case on their phone.

Licensing Arrangements

In order to produce an Android Smartphone, we will need to obtain two separate licensing agreements - one from Qualcomm and the other from Android.

For the hardware, we plan to use the Qualcomm Snapdragon chipset. Snapdragon is a suite of system on a chip (“SoC”) semiconductor products for mobile devices designed and marketed by Qualcomm Technologies Inc. The Snapdragon central processing unit (“CPU”) uses the Arm RISC instruction set. A single SoC may include multiple CPU cores, a graphics processing unit, a wireless modem, and other software and hardware to support a Smartphone’s global positioning system, camera, gesture recognition, and video. We expect to purchase the Snapdragon chipset for the going wholesale price and then enter into an agreement with Qualcomm that pays them a royalty for using their patents in our Smartphone. We expect that the fee will be calculated as a percentage of the phone’s selling price, but we have not yet entered into an agreement with Qualcomm.

For the software, we plan to use the Android operating system owned by Google. The source code for Android is open-source. It is developed in private by Google, with the source code released publicly when a new version of Android is released. Google publishes most of the code (including network and telephony stacks) under the non-copyleft Apache License version 2.0., which allows modification and redistribution. The license does not grant rights to the “Android” trademark, so we will have to license it from Google under a separate contract. Associated Linux kernel changes are released under the copyleft GNU General Public License version 2, developed by the Open Handset Alliance, with the source code publicly available at all times. Google licenses their Google Mobile Services software, along with Android trademarks, only to hardware manufacturers for devices that meet Google’s compatibility standards specified in the Android Compatibility Program document. We have not yet entered into an agreement with Google.

Manufacturing

We expect to identify a partner in China or elsewhere who will enter into a joint venture with us relating to the manufacturing of our phones. We have not yet identified such a partner nor have we begun negotiation of the terms of any such joint venture.

Intellectual Property

On December 19, 2016, we filed a patent application with the United States patent and Trademark Office (Application No. 62/436,131) for protection of our unique multi-piece phone body or casing. However, as of the date of this offering circular, we have not received patent protection from the United States patent and Trademark Office.

Competition and Competitive Environment

For all its size, the wireless handset market is very competitive. In the United States, the leading competitors are Samsung and Apple, with Motorola, HTC and LG in a second tier. In recent times, significant penetrations have been made by lesser known Chinese manufacturers. There are two established formats, GSM and CDMA. The differences are highly technical, but from our perspective, GSM phones (those used by all carriers other than Verizon and Sprint, including both AT&T and T-Mobile) are easiest to bring to market. CDMA phones are the standard at Verizon and Sprint. They must have the requisite layered software as well as their operating system. We plan to initially manufacture a GSM phone. In order to sell a CDMA phone (a phone that can be used on the Verizon and Sprint networks), those carriers require review and testing of the phone’s architecture by an independent agency before our product can be granted permission to use their network. The goal of such testing is to ensure a phone’s reliability and strength of connection to their network. Provided the independent agency finds our phone’s do reliably connect to the networks at the level they require, access to the networks will be granted by the carriers. We intend to submit our phone for review and testing to be available on both carriers.

We think we will enjoy some competitive advantages if we can communicate them effectively. First, all of our competitors have focused upon beautiful but vulnerable instruments. You drop them, they break. Our unique outer shell design will give our phone an extra layer and measure of protection. Second, our phones are sized to the smallest phone combined with the smallest protective case. That means they are a little thicker than the other manufacturers and enjoy some collateral benefits beyond freedom from easy breakage. There is more room within the casing to support a larger battery, (battery exhaustion is a frequent complaint) and the extra thickness allows a longer camera aperture to acquire more light and a superior image. Third, because our plan is to use “off the shelf” already available electronics for all aspects of the phone’s construction, we will eliminate the need for large scale electronic research and development for both our initial and future models. The result of this policy with allow us to have a lower overhead per phone than our competitors while still designing and producing a phone that is technically as well developed as the most expensive Samsung and Apple top offerings. Because of this we will be able to sell the phone for about half the retail price they get.

The existing competitors cannot counter-act the lower price problem just by cutting prices or offering sales. Because they field a complete line of phones with distinct step-up electronic and physical features (from $150-700) they can’t cut the price of one model without threatening their sales of others.

Government Regulation

Regulation is primarily a function of compliance with Federal Communication Commission’s regulations concerning 911 emergency service access continuation functions, and hearing-aid compatible units. We will complete and submit forms to the Federal Communication Commission to demonstrate adequate compliance.

Marketing

We will pursue the following marketing strategies:

●	Retail Cell Phone Stores. We will pursue every opportunity to have our phone sold in retail cell phone stores. About 90% of all Smartphone sales occur at retail cell phone stores. This includes stores that are exclusively dedicated to phones and service (i.e. Verizon, Sprint, ATT, TMobile) as well as the resellers of network service (i.e. Metro PCS, Cricket, Boost, Tracfone, Ultra Mobile). Additionally, we will pursue national and regional department stores that carry and sell phones and service (i.e. Best Buy, Target, and Walmart) within their stores.

●	Brand Awareness. We will roll out a brand-awareness plan with the goal of becoming a nationally known brand. With our unique design, high-end off-the-shelf technology, and moderate price, we will seek to define the phone as the “World’s Best Smartphone at half the price.”

●	Website. We will sell our phone through our own e-commerce website, greenmo.com, as well as through any third party websites that we can sign up.

Employees

Currently, the Company does not have any full-time employees. The Company may hire a number of employees as needed after this offering, primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DESCRIPTION OF PROPERTY

Our principal offices are located at 6930 Carroll Avenue Suite 432 Takoma Park, MD 20912. These offices are leased from Takoma Business Center. Our Chief Executive Officer provides management services in exchange for rent, so these offices are leased free of charge to the Company. Depending on the success of this offering, we will explore leasing an office space. We are not obligated in any way to lease any future office space from Takoma Business Center.

We do not currently lease or own any other real property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a technology-focused company with a unique patent-pending design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are focused on leveraging our unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Since its inception on October 15, 2014, the Company has devoted substantially all of its efforts to business planning, research and development, product development, securing intellectual property rights and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to research and development, product development, establishing systems and procedures for our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

The uncertainty surrounding our ability to consummate the financing contemplated by this offering circular raises substantial doubt regarding our ability to continue as a going concern. These financial statements have been prepared with the assumption that we will continue as a going concern and will be able to realize its assets and discharge its liabilities in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of our company to continue as a going concern.

Operating Results

For the nine months ended June 30, 2018, we generated no revenues and incurred expenses of $41,874, compared to no revenues and $26,298 in expenses for the nine months ended June 30, 2017. For the nine months ended June 30, 2018, our operating expenses consisted of primarily of research and development costs and expenses related to this offering. For the nine months ended June 30, 2017, our operating expenses consisted primarily of research and development costs and general and administrative costs related to job materials, 3D prototype and engineering costs. Our net loss for the nine months ended June 30, 2018 was $41,874, as compared to a net loss of $26,298 for the nine months ended June 30, 2017.

For the fiscal year ended September 30, 2017, we generated no revenues and incurred expenses of $32,447, compared to no revenues and $92,200 in expenses for the fiscal year ended September 30, 2016. For the fiscal year ended September 30, 2017, our operating expenses consisted of primarily of research and development costs and expenses related to this offering. For the fiscal year ended September 30, 2016, our operating expenses consisted primarily of research and development costs. Our net loss for the fiscal year ended September 30, 2017 was $32,477, as compared to a net loss of $92,200 for the fiscal year ended September 30, 2016.

Liquidity and Capital Resources

As of June 30, 2018, the Company had $5,083 in cash and total liabilities of $115,930. As of June 30, 2018, the Company has incurred total expenses since inception of $97,587, related to legal and accounting fees associated with this offering, general and administrative costs, and research and development costs.

Cash Flow

Our net cash used in operating activities for the nine months ended June 30, 2018 was $44,415, which consisted of our net loss of $41,874, depreciation expense in the amount of $2,220 and an increase in accrued expenses in the amount of $239, offset by a decrease in prepaid expenses in the amount of $5,000. Our net cash used in operating activities for the nine months ended June 30, 2017 was $12,242, which consisted of our net loss of $26,298, depreciation expense in the amount of $2,220, employee stock based compensation in the amount of $273 and an increase in accrued expenses in the amount of 11,563.

Our net cash used in operating activities for the fiscal year ended September 30, 2017 was $17,680, which consisted of our net loss of $32,477, depreciation expense in the amount of $2,960, non-employee stock compensation in the amount of $273 and an increase in accrued expenses in the amount of 11,564. Our net cash used in operating activities for the fiscal year ended September 30, 2016 was $19,241, which consisted of our net loss of $92,200, depreciation expense in the amount of $2,959 and non-employee stock compensation in the amount of $70,000.

We had no investing activities for the nine months ended June 30, 2018 and 2017, or for the fiscal years ended September 30, 2017 and 2016.

Our net cash provided by financing activities for the nine months ended June 30, 2018 was $49,093, which consisted of proceeds from notes payable in the amount of $7,000 and advances from related party in the amount of $42,265, offset by repayments on notes payable of $172. Our net cash provided by financing activities for the nine months ended June 30, 2017 was $12,227, which consisted of advances from related party in the amount of $13,681 and bank overdraft in the amount of $7, offset by repayments on notes payable of $1,461.

Our net cash provided by financing activities for the fiscal year ended September 30, 2017 was $18,070, which consisted of loans from related party in the amount of $21,720, offset by repayments on notes payable of $3,650. Our net cash provided by financing activities for fiscal year ended September 30, 2016 was $19,256, which consisted of loans from related party in the amount of $22,580, offset by repayments on notes payable of $3,324.

We are highly dependent on the success of this offering to meet our ongoing working capital needs and to fully execute our business plan. The maximum aggregate amount of this offering will be required to fully implement our business plan. Historically, we have been funded through stockholder loans. Our majority stockholder has verbally agreed to provide additional monies, if needed, to meet the working capital needs of the Company throughout the qualification process. Our majority stockholder has not made any further commitments. In the event our proposed offering is not successful, we will need to seek to raise capital through alternative sources, such as a private placement of our equity or debt securities. However, we have not identified any potential source of alternative financing. There can be no guarantees that any such financing would become available to us. If we cannot raise additional proceeds via a private placement of our equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

Notes Payable

On April 1, 2018, the Company and its CEO, Neal Holtz, issued a promissory note in the principal amount of $7,000 to Leslie J. Ulanow, which matures in September 2023. The note requires monthly payments of $156 of principal and interest until maturity. The interest rate is 12%. In the event that the Company has not made any payment within five (5) days of the day on which it is due, the Company is required to pay a late charge in the amount of five percent (5%) of such late payment. Notwithstanding the foregoing, the entire remaining outstanding balance of principal, interest, fees and costs, if not sooner paid, shall be due and payable upon closing of this offering. The balance of the note payable is $6,828 as of June 30, 2018.

The Company financed a vehicle and the agreement matured in September 2017. The agreement required monthly payments of principal and interest until maturity. The interest rate was 9.40%. The balance of the note payable is $3,649 as of September 30, 2016 and repaid in the year ended September 30, 2017.

Related Party Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of June 30, 2018 and September 30, 2017, a total of $97,299 and $55,034 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

Plan of Operations

Our primary goal for our first year of operation will be to bring the first generation of our Android Smartphone to market. Our plan follows below. We are highly dependent upon the success of this offering in implementing the following plan.

Stage One (Mos. 1-3)

Estimated cost: $750,000

Immediately, we plan to begin engineering and prototyping our Smartphone. We will also start our marketing efforts in this stage. We anticipate engineering and prototyping to cost between $350,000 and $750,000.

Stage Two (Mos. 4-6)

Estimated cost: $250,000

Following the successful engineering and prototyping phase, we will begin production and inventory. We will also ramp up our marketing efforts at this stage as we prepare to launch. We anticipate our inventory costs to be approximately $150,000 to $250,000.

Stage Three (Mos. 7-9)

Estimated cost: $250,000

Following production and inventory, we will begin to roll out our retail sales strategy and increase our marketing efforts.

Stage Four (Mos. 10-12)

Estimated cost: $750,000

We hope to be selling our first phones in this quarter and will concentrate our efforts on promoting our product and expanding its distribution accordingly.

Off-Balance Sheet Arrangements

As of June 30, 2018, we did not have any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and position of each of our current executive officers, directors and significant employees.

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Neal Holtz	Chief Executive Officer, President and Director	59	From October 15, 2014	40
Stanley Senders	Vice President and Director	60	From January 16, 2017	20
Frank Balderamma	Director	63	From January 16, 2017	N/A

Neal E. Holtz, CEO, President and Director

Neal Holtz has served as our Chief Executive Officer, President and as a member of our board of directors since our inception.  In 2014, he founded the Company hoping to design and bring to market an improved design for an Android Smartphone.  As the principal owner of the Company, Mr. Holtz has been involved in every aspect of the unique design of our Smartphone as well as developing our marketing strategy and business plan.  Mr. Holtz has an extensive background in inventing products for different markets including the publishing business, concrete construction business and the Smartphone industry. Mr. Holtz is a published author who has written several books on marketing and sales for the office equipment industry.  Several years ago, Mr. Holtz was a motivational speaker, lecturing around the world to businesses on the virtue of value-added selling techniques.  Mr Holtz is deeply experienced when it comes to the growth and attainment of success in the Company.

Stanley Senders, Vice President and Director

Stanley Senders has served as our Vice President and as a member of our board of directors since January 16, 2017. Mr. Senders is the past owner of CAS Technology Group and Computer Accessory Store in Washington DC, companies that that specialized in computers, software and related products and services. Since closing the businesses in 2012, Mr. Senders has worked as an account manager for Vantage Point Solutions (March 2012 – August 2013) and as an independent consultant specializing in sales and operations solutions for small and medium-sized technology clients in the Washington DC Metro area (August 2013 to present). Mr. Sender’s expertise is in the retail side of the business.  We will utilize several selling strategies that will draw from Mr. Senders understanding and knowledge of the retail environment.

Frank Balderamma, Director

Frank Balderamma has served as a member of our board of directors since January 16, 2017. Mr. Balderamma has owned and operated a graphic arts studio, Balderamma Design, specializing in website design, marketing and sales and 3D design since 1997.  Mr. Balderamma has been involved in the design of our Smartphone since our inception as well as the development of all communication pieces.

Directors and executive officers are elected until their successors are duly elected and qualified. There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no executive officer or director is acting on behalf of, nor will any of them act at the direction of, any other person.

There are no family relationships between any director, executive officer, or any significant employee.

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No executive officers or directors received any compensation during our last completed fiscal year. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of November 12, 2018 (i) by each of our officers and directors who beneficially own more than 10% of our common stock; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of our common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 6930 Carroll Ave., Suite 432, Takoma Park, MD 20912.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Neal Holtz, Chief Executive Officer, President and Director	Common Stock	186,128,000	93.06%
All officers and directors as a group	Common Stock	188,128,000	94.06%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares. For each beneficial owner above, any securities acquirable within 60 days have been included in the denominator in accordance with SEC Rule 13d-3(d)(1).

(2)	Based on 200,000,000 shares of our common stock outstanding as of November 12, 2018.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as set forth below, since the beginning of our 2016 fiscal year, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

From time to time, the Company has received advances from its Chief Executive Officer, Neal Holtz, to meet short-term working capital needs. As of June 30, 2018 and September 30, 2017, a total of $97,299 and $55,034 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

SECURITIES BEING OFFERED

This offering relates to the sale of up to 25,000,000 shares of common stock of the Company.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share. As of the date of this offering circular, we have 200,000,000 shares of common stock outstanding.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

As of the date of this offering circular, there were 200,000,000 shares of common stock issued and outstanding held by 24 stockholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our articles of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 200,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 200,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal 225,000 shares of common stock immediately after this offering; and

●	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Sherman & Howard LLC.

EXPERTS

Our financial statements for the year ended September 30, 2017 included in this offering circular have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

Our financial statements for the year ended September 30, 2016 included in this offering circular have been audited by KLJ & Associates, LLP, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FINANCIAL STATEMENTS

GREENMO INC.

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2018 AND 2017

GREENMO INC.

BALANCE SHEETS

	June 30, 2018	September 30, 2017
	(Unaudited)
ASSETS

Current Assets
Cash	$5,083	$405
Prepaid expenses	5,000	-

TOTAL CURRENT ASSETS	10,083	405

Fixed Assets, net of accumulated depreciation of $10,605, and $8,385 as of June 30, 2018 and September 30, 2017, respectively	4,191	6,411

TOTAL ASSETS	$14,274	$6,816

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accrued expenses	$11,803	$11,564
Note Payable - current	1,108	-
Advances, related party	97,299	55,034
	110,210	66,598
Long term liabilities
Note Payable – long term	5,720	-

TOTAL LIABILITIES	115,930	66,598

STOCKHOLDERS’ DEFICIT

Common Shares, 400,000,000 shares authorized, 200,000,000 shares issued and outstanding as of June 30, 2018 and September 30, 2017	20,000	20,000
Additional Paid In Capital	69,659	69,659
Accumulated Deficit	(191,315)	(149,441)

TOTAL STOCKHOLDERS’ DEFICIT	(101,656)	(59,782)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,274	$6,816

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
OPERATING EXPENSES
Research and development	$1,462	$1,043	$3,622	$3,613
General and administrative	13,438	7,053	37,951	22,508
TOTAL OPERATING EXPENSES	14,900	8,096	41,573	26,121

NET LOSS FROM OPERATIONS	(14,900)	(8,096)	(41,573)	(26,121)

OTHER EXPENSES
Interest expense	301	-	301	177
	-	-	-	-
TOTAL OTHER EXPENSES	301	-	301	177

NET LOSS BEFORE INCOME TAXES	(15,201)	(8,096)	(41,874)	(26,298)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(15,201)	$(8,096)	$(41,874)	$(26,298)

Net Loss Per Share: Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding: Basic and diluted	200,000,000	200,000,000	199,984,103	199,984,103

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30, 2018	Nine Months Ended June 30, 2017
OPERATING ACTIVITIES
Net loss	$(41,874)	$(26,298)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,220	2,220
Employee stock based compensation	-	273
Changes in operating assets and liabilities:
Increase in prepaid expenses	(5,000)	-
Increase in accrued expenses	239	11,563
Net cash used in operating activities	(44,415)	(12,242)

FINANCING ACTIVITIES
Bank Overdraft	-	7
Proceeds from notes payable	7,000	-
Repayment from notes payable	(172)	(1,461)
Loans from related party	42,265	13,681
Net cash provided by financing activities	49,093	12,227

NET CHANGE IN CASH	4,678	(15)

CASH
Beginning of period	405	15
End of period	$5,083	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$301	$177
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2018

(Unaudited)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

GreenMo Inc. (the “Company”) was formed under the laws of the State of Nevada on October 15, 2014. The Company is in the business of design, manufacturing and selling of android handset smartphones.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a September 30 year end.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended June 30, 2018 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2018.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

In accordance with ASC 360 “Property Plant and Equipment”, property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 2 to 10 years.

Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the three and nine months ended June 30, 2018 and 2017 were $1,462 and $1,043 and $3,622 and $3,613, respectively.

GREENMO INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2018

(Unaudited)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of June 30, 2018.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-09, Compensation - Stock Compensation: Scope of Modification Accounting, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity will account for the effects of a modification unless the fair value of the modified award is the same as the original award, the vesting conditions of the modified award are the same as the original award and the classification of the modified award as an equity instrument or liability instrument is the same as the original as the original award. The update is effective for fiscal year 2019. The update is to be adopted prospectively to an award modified on or after the adoption date. Early adoption is permitted. The Company is currently evaluating the effect of this update, but does not believe it will have a material impact on its financial statements and related disclosures.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842).” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the financial statements.

GREENMO INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2018

(Unaudited)

In January 2016, FASB issued ASU 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standards are effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company's financial position, results of operations and disclosures.

NOTE 3—GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern for a period of twelve months from the issuance of the financial statements. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4—NOTE PAYABLE

On April 1, 2018, the Company entered into a loan agreement for $7,000 which matures in September 2023. The agreement required monthly payments of $156 of principal and interest until maturity. The interest rate is 12%. The balance of the note payable is $6,828 as of June 30, 2018.

Future maturities of notes payable are as follows as of June 30, 2018:

Amount
2018 (remainder of fiscal year)	$633
2019	1,189
2020	1,340
2021	1,510
2022	2,156
Total payments	6,828
Less current portion of principal payments	(1,108)
Long-term portion of principal payments	$5,720

GREENMO INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2018

(Unaudited)

NOTE 5—RELATED PARTIES

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of June 30, 2018 and September 30, 2017, a total of $97,299 and $55,034 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

NOTE 6—Stockholders’ Deficit

Common shares

The Company has authorized 400,000,000 common shares as of June 30, 2018 and September 30, 2017 and the Company had 200,000,000 common shares issued and outstanding. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of our company for a vote.

In November 2016, the Company issued a total of 140,000 shares of common stock for services related to the development of a prototype. The Company issued the shares for services valued at $273 and classified as research and development cost in the nine months ended June 30, 2017.

There were no equity transactions during the nine months ended June 30, 2018.

NOTE 7—COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An office space has been leased on a month by month basis. The Company's Chief Executive Officer provides management services in exchange for rent.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2018, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

GREENMO INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2017 AND 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Greenmo, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Greenmo, Inc. (“the Company”) as of September 30, 2017, the related statements of operations, stockholders’ deficit, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2018.

Salt Lake City, UT

September 12, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of GreenMo, Inc.

We have audited the accompanying balance sheet of GreenMo, Inc. as of September 30, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended September 30, 2016. GreenMo, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenMo, Inc. as of September 30, 2016 and the results of its operations and its cash flows for year ended September 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ KLJ & Associates, LLP
KLJ & Associates, LLP
St. Louis Park, MN
May 3, 2017

1660 South Highway 100

Suite 500

St. Louis Park, MN 55416

630.277.2330

GREENMO INC.

BALANCE SHEETS

	September 30, 2017	September 30, 2016
ASSETS

Current Assets
Cash	$405	$15

TOTAL CURRENT ASSETS	405	15

Fixed Assets, net of accumulated depreciation of $8,385 and $5,425 as of September 30, 2017 and 2016, respectively	6,411	9,371

TOTAL ASSETS	$6,816	$9,386

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$11,564	$-
Note payable	-	3,649
Advances, related party	55,034	33,315

TOTAL LIABILITIES	66,598	36,964

STOCKHOLDERS’ DEFICIT

Common Shares, par value $0.0001, 400,000,000 shares authorized, 200,000,000 and 199,860,000 shares issued and outstanding as of September 30, 2017 and 2016, respectively	20,000	19,986
Additional Paid-In Capital	69,659	69,400
Accumulated Deficit	(149,441)	(116,964)

TOTAL STOCKHOLDERS’ DEFICIT	(59,782)	(27,578)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,816	$9,386

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

STATEMENTS OF OPERATIONS

	Year Ended September 30, 2017	Year Ended September 30, 2016

OPERATING EXPENSES
Research and development	$6,364	$72,879
General and administrative	25,886	18,806
TOTAL OPERATING EXPENSES	32,250	91,685

LOSS FROM OPERATIONS	(32,250)	(91,685)

OTHER EXPENSES
Interest expense	227	515

TOTAL OTHER EXPENSES	227	515

NET LOSS BEFORE INCOME TAXES	(32,477)	(92,200)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(32,477)	$(92,200)

Net Loss Per Share: Basic and diluted	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding: Basic and diluted	199,988,077	194,336,712

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended September 30, 2017	For the Year Ended September 30, 2016
OPERATING ACTIVITIES
Net loss	$(32,477)	$(92,200)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,960	2,959
Non-employee stock compensation	273	70,000
Changes in operating assets and liabilities:
Increase in accrued expenses	11,564	-
Net cash used in operating activities	(17,680)	(19,241)

FINANCING ACTIVITIES
Repayment of note payable	(3,650)	(3,324)
Loans from related party	21,720	22,580
Net cash provided by financing activities	18,070	19,256

NET INCREASE IN CASH	390	15

CASH
Beginning of period	15	-
End of period	$405	$15

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$148	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
BALANCE – September 30, 2015	193,860,000	$19,386	$-	$(24,764)	$(5,378)

Shares issued for services at $0.01 per share, net for professional fees	6,000,000	600	69,400	-	70,000
Net loss for the year ended September 30, 2016	-	-	-	(92,200)	(92,200)

BALANCE – September 30, 2016	199,860,000	$19,986	$69,400	$(116,964)	$(27,578)

Shares issued for services at $0.002 per share, for professional fees	140,000	14	259	-	273
Net loss for the year ended September 30, 2017	-	-	-	(32,477)	(32,477)

BALANCE – September 30, 2017	200,000,000	$20,000	$69,659	$(149,441)	$(59,782)

The accompanying notes are an integral part of these financial statements.

GREENMO INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING SEPTEMBER 30, 2017 AND 2016

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

GreenMo Inc. (the “Company”) was formed under the laws of the State of Nevada on October 15, 2014. The Company is in the business of design, manufacturing and selling of android handset smartphones.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

In accordance with ASC 360 “Property Plant and Equipment”, property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 2 to 10 years.

Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the fiscal years ended September 30, 2017 and 2016 were $6,364 and $72,879, respectively.

GREENMO INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING SEPTEMBER 30, 2017 AND 2016

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of September 30, 2017 or 2016.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-09, Compensation - Stock Compensation: Scope of Modification Accounting, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity will account for the effects of a modification unless the fair value of the modified award is the same as the original award, the vesting conditions of the modified award are the same as the original award and the classification of the modified award as an equity instrument or liability instrument is the same as the original award. The update is effective for fiscal year 2019. The update is to be adopted prospectively to an award modified on or after the adoption date. Early adoption is permitted. The Company is currently evaluating the effect of this update but does not believe it will have a material impact on its financial statements and related disclosures.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842).” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the financial statements.

GREENMO INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING SEPTEMBER 30, 2017 AND 2016

In January 2016, FASB issued ASU 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company's financial position, results of operations and disclosures.

NOTE 3—GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern for a period of twelve months from the issuance of the financial statements. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4—NOTE PAYABLE

The Company financed a vehicle and the agreement matured in September 2017. The agreement required monthly payments of principal and interest until maturity. The interest rate is 9.40%. The balance of the note payable is $3,649 as of September 30, 2016 and repaid in the year ended September 30, 2017.

NOTE 5—RELATED PARTIES

Advances

From time to time, the Company has received advances from its Chief Executive Officer to meet short-term working capital needs. The balance as of September 30, 2017 was $55,034 including $21,719 for certain research and development costs, professional fees and other administrative costs during the fiscal year 2017. The balance as of September 30, 2016 was $33,320. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

GREENMO INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING SEPTEMBER 30, 2017 AND 2016

NOTE 6—STOCKHOLDERS’ DEFICIT

Common shares

The Company has authorized 400,000,000 common shares as of September 30, 2017 and 2016 and the Company had 200,000,000 and 199,860,000 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of our company for a vote.

The Company issued the following equity instruments in 2017 and 2016:

●

In November 2016, the Company issued a total of 140,000 shares of common stock for services related to the development of a prototype. The Company issued the shares for services valued at $273 and classified as research and development cost in the fiscal year ended September 30, 2017.

●

In September 2016, the Company issued a total of 6,000,000 shares of common stock for services related to the development of a prototype. The Company issued shares for services at valued at $70,000 and classified as research and development cost in the fiscal year ended September 30, 2016.

NOTE 7—COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An office space has been leased on a month by month basis. The Company's Chief Executive Officer provides management services in exchange for rent.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8—INCOME TAXES

As of September 30, 2017 and 2016, the Company had net operating loss carry forwards of approximately $149,441 and $116,964, respectively, that may be available to reduce future years’ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal and State income tax consists of the following:

	September 30, 2017	September 30, 2016
Federal and State income tax benefit attributable to:
Current Operations	$13,300	$36,000
Less: valuation allowance	(13,300)	(36,000)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 39% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2017	September 30, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$31,500	$18,300
Stock compensation	27,400	27,300
Less: valuation allowance	(58,900)	(45,600)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

GREENMO INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDING SEPTEMBER 30, 2017 AND 2016

NOTE 9—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2017 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1	Amended and Restated Articles of Incorporation of GreenMo Inc.
2.2	Amended and Restated Bylaws of GreenMo Inc.
4.1	Form of Subscription Agreement
6.1	Promissory Note issued by GreenMo Inc. and Neal Holtz for the benefit of Leslie J. Ulanow on April 1, 2018
10	Power of attorney (included on the signature page of this offering statement)
11.1	Consent of Sadler, Gibb & Associates, LLC
11.2	Consent of KLJ & Associates, LLP
11.3	Consent of Sherman & Howard LLC (included in Exhibit 12)
12	Opinion of Sherman & Howard LLC

III-1

 SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Takoma Park, County of Montgomery, State of Maryland on November 13, 2018.

GREENMO INC.

By:	/s/ Neal Holtz
Neal Holtz CEO and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal Holtz as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this offering statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Neal Holtz	CEO, President and Director (principal executive officer and principal financial and accounting officer)	November 13, 2018
Neal Holtz

/s/ Stanley Senders	Vice President and Director	November 13, 2018
Stanley Senders

/s/ Frank Balderamma	Director	November 13, 2018
Frank Balderamma

III-2